                                                                    Exhibit 4.1

                                PROMISSORY NOTE
                               (Series 1996A-1)

$13,500,000                                                   February 15, 1996

                FOR VALUE RECEIVED, the undersigned, Arbor Health Care Company, a Delaware corporation, having an address of 1100 Shawnee Road, Box 840, Lima, Ohio 45802-0840 ("Arbor") and Marshall Properties, Inc., an Ohio corporation having an address at P.O. Box 840, Lima Ohio 45802 ("Marshall" and together with Arbor, the "Borrowers"), hereby promise to pay to the order of CAPITAL ONE FUNDING CORPORATION, a Delaware corporation (the "Corporation"), (i) the principal sum of Thirteen Million Five Hundred Thousand Dollars ($13,500,000),
(ii) interest, determined and calculated as provided in paragraph 2 of this Note, on the outstanding principal amount of this Note from the date hereof until the principal of this Note is paid in full and (iii) certain other payments as provided in paragraph 3 of this Note. The principal sum of this Note shall be payable in semi-annual installments in the amounts and on the dates set forth in Schedule I attached hereto, subject to acceleration as provided in paragraph 7 of this Note. Interest on the outstanding principal balance of this Note shall be payable monthly, in arrears, on the first Business Day of each month, commencing on the 1st day of April, 1996.

                1. BACKGROUND. The Borrowers have executed and delivered this Note to the Corporation in order to evidence a $13,500,000 loan, made on February 15, 1996 from the Corporation to the Borrowers. The Corporation made the loan evidenced by this Note from proceeds received from the sale of the Corporation's Floating Rate Option Notes, Series 1996A (the "Floating Rate Option Notes"). The Floating Rate Option Notes are secured by a letter of credit issued by Bank One, Kentucky, NA (the "Bank"). The Borrowers and the Bank have entered into a Reimbursement Agreement of even date herewith (the "Reimbursement Agreement") which describes in further detail the transactions underlying this Note. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Reimbursement Agreement.

                2.      INTEREST RATE PROVISIONS.

                a. GENERAL. This Note shall bear interest from time to time according to the interest rate selection (i.e., the Weekly Rate, the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate) made by the Borrowers pursuant to Section 2.07 of the Reimbursement Agreement. All provisions of Section 2.07 of the Reimbursement Agreement applicable to the determination and computation of interest are incorporated herein by reference.

                b. INITIAL AND SUBSEQUENT INTEREST RATES. This Note shall initially bear interest at the Weekly Rate. Thereafter, this Note shall continue to bear interest at the Weekly Rate until the Borrowers make a Rate Election as provided in paragraph 2(c) of this Note and Section 2.07 of the Reimbursement Agreement.

                c. RATE ELECTION. Pursuant to the provisions and upon compliance with the procedures set forth in Section 2.07 of the Reimbursement Agreement, the Borrowers shall have the right to make a Rate Election (i.e., an election to continue or change the then current interest rate determination method) for this Note and for an equal principal amount of Floating Rate Option Notes, with each such Rate Election to take place and become effective in accordance with the provisions and procedures set forth in Section 2.07 of the Reimbursement Agreement. The Borrowers understand that (i) no Rate Election to a One Year Rate, a Three Year Rate, a Five Year Rate or a Seven Year Rate will be permitted unless the term of the letter of credit furnished by the Bank will exceed the term of the Rate Period selected, (ii) when this Note bears interest at the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate, no Rate Election may be made until the end of the applicable Rate Period and the Borrowers' failure to make a timely Rate Election at the conclusion of the then current Rate Period will be deemed to be a Rate Election to the Weekly Rate, and (iii) no action, consent or notice is required on the part of the Borrowers to continue the Weekly Rate from Rate Period to Rate Period. Also, in connection with the Borrowers' Rate Election, the Borrowers may select more than one interest rate determination method and designate the principal amount of the Floating Rate Option Notes to be affected by each such selection; provided, however, that the Borrowers must designate at least $1,000,000 in principal amount of Floating Rate Option Notes for each interest rate determination method selected. In the event that a Rate Election by the Borrowers result in only a portion of the Floating Rate Option Notes bearing interest at the interest rate determination method selected by the Borrowers because the Remarketing Agent is unable to remarket all of such Floating Rate Option Notes, then, for such time as this condition continues, all references in paragraphs 2, 3 and 4 of this Note to "Floating Rate Option Notes" shall be deemed to mean that principal portion of Floating Rate Option Notes which Bank One Trust Company, NA the ("Trustee") designates as being owed under this Note.

                3. PROGRAM, REMARKETING AND OTHER FEES. The Borrowers shall pay to the Corporation a program fee (the "Program Fee"), rating agency fee, a remarketing fee (the "Remarketing Fee"), and certain remarketing expenses as follows:

                a. PROGRAM FEE. The Borrowers shall pay to the Corporation an annual Program Fee in an amount equal to 0.04% of the outstanding principal amount of this Note. The Program Fee shall be payable in quarterly installments in arrears on each March 1, June 1, September 1 and December 1 commencing March 1, 1996. The Program Fee shall be computed on the basis of (i) a year of 360 days (comprised of twelve 30-day months) for the actual number of days in such quarterly period and (ii) the outstanding principal amount of this Note on the first day of each quarterly installment payment period.

                b. RATING AGENCY FEE. The Borrowers shall pay quarterly on the same dates that Program Fees are payable $1,000 (one-quarter of the annual rating agency fee), divided by (b) the number of borrowers with loans outstanding which correspond to the Floating Rate Option Notes.

                c. WEEKLY RATE AND ONE YEAR RATE REMARKETING FEE. Whenever this Note bears interest at the Weekly Rate or the One Year Rate, the Borrowers shall pay to the Corporation an annual Remarketing Fee in an amount equal to ten hundredths of one percent (0.10%) of the outstanding principal amount of this Note. The Weekly Rate and the One Year Rate Remarketing Fee shall be payable in quarterly installments in arrears on each March 1, June 1, September 1, and December 1 commencing March 1, 1996. The Weekly Rate and the One Year Rate Remarketing Fee shall be computed on the basis of (i) a year of 360 days (comprised of twelve 30-day months) for the actual number of days elapsed in such quarterly period and (ii) the outstanding principal amount of this Note on the first day of each quarterly installment payment period.

        d. RATE ELECTION REMARKETING FEE. Whenever the Borrowers make a Rate Election to the Three Year Rate, the Five Year Rate or the Seven Year Rate and the related Floating Rate Option Notes are remarketed to different holders, the Borrowers shall pay to the Corporation a Remarketing Fee to cover nominal printing and miscellaneous fees and expenses in an amount not to exceed thirty-seven and a half hundredths of one percent (0.375%) of the outstanding principal amount of this Note which relates to Floating Rate Option Notes actually remarketed. The Rate Election Remarketing Fee shall be payable on the applicable Rate Adjustment Date.

        e. REMARKETING EXPENSES. The Borrowers also agree to pay to the Corporation the extraordinary expenses incurred in connection with the remarketing of the Floating Rate Option Notes related to this Note, including without limitation the preparation, amendment, supplementation or replacement of an initial offering or remarketing disclosure document and related materials. Any such fee shall be assessed to the Borrowers as the Trustee shall reasonably determine.

        4. OPTIONAL AND MANDATORY PAYMENT. The Borrowers shall have the Option to prepay all or any part (equal to an integral multiple of $1,000) of this Note by (i) at least 45 days prior to an Optional Redemption Date, giving written notice of the Borrowers' election to prepay this Note (which notice shall specify the proposed redemption date and the principal amount of this Note to be prepaid) to the Trustee, the Bank and the Remarketing Agent and (ii) at least 15 days prior to the proposed Optional Redemption Date, making a loan prepayment in an amount equal to the optional redemption price. As used herein the term "Optional Redemption Date" means any date upon which Borrowers are permitted to make a Rate Election. BORROWERS SHALL NOT BE PERMITTED TO PREPAY THIS NOTE ON OTHER THAN AN OPTIONAL REDEMPTION DATE. ALL PREPAYMENTS SHALL BE APPLIED TO REMAINING PRINCIPAL AMOUNTS DUE ON THE LATEST SCHEDULED LOAN PAYMENT DATE SET FORTH IN SCHEDULE 1 TO THIS PROMISSORY NOTE.

        The principal of this Note is subject to certain supplemental mandatory repayments according to specified variations from the "Reappraisal Maximum LTV Requirement" as set forth in Section 14 of Exhibit C to the Reimbursement Agreement.

        5. PROCEDURE FOR PAYMENTS. All loan and other payments to be made by the Borrowers hereunder in respect of payments of principal of and premium, if any, and interest on this Note shall be made to the Corporation do Bank One, Kentucky, NA, 416 West Jefferson Street, Louisville, Kentucky 40202, Attention:
Commerical Loan Operations (or at such other address as the Corporation or Bank may have specified for such purpose in a written notice to the Borrowers). All payments to be made by the Borrowers hereunder in respect of the Program Fee and the Remarketing Fee shall be made to the Corporation at Bank One Trust Company, N.A., Trustee, 100 East Broad Street, Columbus, Ohio 43271-0181, Attention: Victoria Pavlick (or at such other address as the Corporation may have specified for such purpose in a written notice to the Borrowers). All payments made by the Borrowers hereunder shall be in immediately available funds and in lawful currency of the United States. All such payments shall be made to the Bank or the Corporation as applicable, by not later than 3:00 p.m., Louisville, Kentucky time, on the date due and any payments received after that time shall be deemed received on the next Business Day. Whenever any payment to be made under this Note shall be due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, with interest continuing to accrue thereon until such payment is made.

                6. INTEREST ON OVERDUE AMOUNTS. The Borrowers agree to pay, on demand, interest on any principal or interest payment, program fee payment, remarketing fee payment or other obligation payable by the Borrowers under this Note or the Reimbursement Agreement which is not paid when due, for the period from and including the date on which payment is due to but not including the date on which payment is made, at the Default Rate of Interest as specified in the Reimbursement Agreement.

                7.      ACCELERATION.

                a. If an Event of Default under the Reimbursement Agreement shall have occurred and the Bank shall have instructed the Trustee to accelerate the Floating Rate Option Notes, the maturity of this Note shall be accelerated and the unpaid principal amount of and accrued interest on this Note shall be immediately due and payable.

                b. If the Bank fails to reinstate the Letter of Credit in accordance with its terms following a draw under the Letter of Credit and the Trustee accelerates the maturity date for the Floating Rate Option Notes, the maturity of this Note shall be accelerated and the unpaid principal amount of and accrued interest on this Note shall be due and payable on the date which is the accelerated maturity date for the Floating Rate Option Notes as specified in a notice of acceleration from the Corporation or the Bank acting on behalf of the Corporation; provided, however, that the annulment of the declaration of acceleration with respect to the Floating Rate Option Notes shall also constitute an annulment of a corresponding declaration with respect to this Note.

                c. In the event that following any optional or mandatory tender of Floating Rate Option Notes the Remarketing Agent is unable for any reason to remarket all of such Floating Rate Option Notes, this Note shall be deemed to have been repaid in an amount equal to that portion of the Floating Rate Option Notes not remarketed which the Trustee designates as being related to this Note. Upon the subsequent remarketing of Floating Rate Option Notes, this Note shall be deemed to have been reinstated in an amount equal to that portion of the Floating Rate Option Notes that have been remarketed which the Trustee designates as being related to this Note. The Trustee shall make its designation by multiplying the outstanding principal amount of this Note by the ratio of (i) the principal amount of Floating Rate Option Notes which have not been remarketed and which bear interest at the Interest Rate Option applicable to this Note, to (ii) the total principal amount of Floating Rate Option Notes that bear interest at the Interest Rate Option applicable to this Note.

                8. MISCELLANEOUS. The obligation of the Borrowers to make the loan and other payments required hereunder shall be joint and several and absolute, unconditional and irrevocable and the Borrowers shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever, including without limitation any defense, set-off, recoupment or counterclaim which the Borrowers may have or assert against the Corporation, the Bank, the Remarketing Agent or any other Person.

                The Note may not be amended, supplemented, restated or discharged except by an instrument in writing signed by the Borrowers and the Corporation, and approved in writing by the Bank. No requirement of this Note may be waived at any time except by a writing signed by the Corporation and the Bank, nor shall any waiver be deemed a waiver of any subsequent breach or default by the Borrowers. The Borrowers waive presentment, demand, protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

                9. WAIVER OF JURY TRIAL. The Corporation and the Borrowers each hereby voluntarily, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between the Corporation and the Borrowers arising out of, in connection with, related to or incidental to the relationship established between the Borrowers and the Corporation in connection with this Note or any other agreement or document executed or delivered in connection herewith or the transactions related hereto. This provision is a material inducement to the Corporation to make the loan evidenced by this Note. It shall not in any way affect, waive, limit, amend or modify the Corporation's ability to pursue its remedies including, but not limited to, any confession of judgment or cognovit provision contained in the loan documents or any other document related hereto.

THIS NOTE HAS BEEN DELIVERED IN LOUISVILLE, KENTUCKY AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF KENTUCKY.

                IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed and delivered by its respective authorized officers, all as of the date hereinbefore written.

                                           BORROWERS:

                                           ARBOR HEALTH CARE COMPANY


                                           By: /s/ W. Wondolowski
                                              ------------------------------


                                           Title:     VP & Treasurer
                                                 ---------------------------

                                           MARSHALL PROPERTIES, INC.




                                           By: /s/ W. Wondolowski
                                              ------------------------------

                                           Title:    VP and Treasurer
                                                 ---------------------------

                      ASSIGNMENT TO BANK ONE, KENTUCKY, NA

        FOR VALUE RECEIVED, Capital One Funding Corporation (the "Corporation") hereby assigns to Bank One, Kentucky, NA (the "Bank") all of its right, title and interest in the Promissory Note delivered by Arbor Health Care Company, a Delaware corporation, and Marshall Properties, Inc., an Ohio corporation, dated February 15, 1996 in the principal amount of $13,500,000 (the "Series 1996A-1 Note"); provided, however, that the rights of the Corporation to receive the fees and expenses provided for in paragraph 3 of the Note are not assigned; and provided, further, that should the Bank fail to honor any properly submitted drawing request under the Bank's irrevocable, transferable, direct-pay letter of credit delivered to Bank One Trust Company, N.A., as Trustee to secure payment of the Corporation's Floating Rate Option Notes, Series 1996A, then this Assignment shall, without the necessity for any action or notice on the part of the Corporation or any notice or consent on the part of the Bank, immediately be null, void, rescinded and of no further force and effect.

        IN WITNESS WHEREOF, the Corporation and the Bank have caused this Assignment to be duly executed and delivered all as of the 15th day of February, 1996.

                                    CAPITAL ONE FUNDING CORPORATION
                                    AS ASSIGNOR


                                    By: /s/ Tiffany Percival
                                       -------------------------------------

                                    Title: Tiffany Percival, Vice President
                                          ----------------------------------


                                    BANK ONE, KENTUCKY, NA
                                    AS ASSIGNEE


                                    By: /s/ Dennis P. Heishman
                                       -------------------------------------

                                    Title: Senior Vice President
                                          ----------------------------------

                                  SCHEDULE I
                                      TO
                               PROMISSORY NOTE
                        SCHEDULE Of PRINCIPAL PAYMENTS

                  Loan Payment Date                Amount
                  -----------------                ------
                       08/01/96                 $149,000.00
                       02/01/97                  154,000.00
                       08/01/97                  160,000.00
                       02/01/98                  166,000.00
                       08/01/98                  173,000.00
                       02/01/99                  179,000.00
                       08/01/99                  186,000.00
                      02/01/2000                 193,000.00
                      08/01/2000                 200,000.00
                      02/01/2001                 208,000.00
                      08/01/2001                 216,000.00
                      02/01/2002                 224,000.00
                      08/01/2002                 233,000.00
                      02/01/2003*                242,000.00
                      08/01/2003                 250,000.00
                      02/01/2004                 261,000.00
                      08/01/2004                 270,000.00
                      02/01/2005                 280,000.00
                      08/01/2005                 292,000.00
                      02/01/2006                 302,000.00
                      08/01/2006                 314,000.00
                      02/01/2007                 326,000.00
                      08/01/2007                 338,000.00
                      02/01/2008                 351,000.00
                      08/01/2008                 364,000.00
                      02/01/2009                 379,000.00
                      08/01/2009                 392,000.00
                      02/01/2010                 408,000.00
                      08/01/2010                 423,000.00
                      02/01/2011                 440,000.00
                      08/01/2011                 456,000.00
                      02/01/2012                 473,000.00
                      08/01/2012                 492,000.00
                      02/01/2013                 510,000.00
                      08/01/2013                 529,000.00
                      02/01/2014                 550,000.00
                      08/01/2014                 571,000.00
                      02/01/2015                 592,000.00
                      08/01/2015                 616,000.00
                      02/01/2016                 638,000.00
                                              -------------
                       TOTAL                  13,500,000.00


______________________

* If the Letter of Credit is not extended as provided in the Reimbursement Agreement, the entire unpaid principal amount will be due and payable on February 1, 2003.

                                PROMISSORY NOTE
                               (Series 1996A-2)

$13,500,000                                                    February 15, 1996

                FOR VALUE RECEIVED, the undersigned, Arbor Health Care Company, a Delaware corporation and Marshall Properties, Inc., an Ohio corporation, both having an address of 1100 Shawnee Road, Box 840, Lima, Ohio 45802-0840 (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of CAPITAL ONE FUNDING CORPORATION, a Delaware corporation (the "Corporation"), (i) the principal sum of Thirteen Million Five Hundred Thousand Dollars ($13,500,000), (ii) interest, determined and calculated as provided in paragraph 2 of this Note, on the outstanding principal amount of this Note from the date hereof until the principal of this Note is paid in full and (iii) certain other payments as provided in paragraph 3 of this Note. The principal sum of this Note shall be payable in semi-annual installments in the amounts and on the dates set forth in Schedule I attached hereto, subject to acceleration as provided in paragraph 7 of this Note. Interest on the outstanding principal balance of this Note shall be payable monthly, in arrears, on the first Business Day of each month, commencing on the 1st day of April, 1996.

                1. BACKGROUND. The Borrowers have executed and delivered this Note to the Corporation in order to evidence a $13,500,000 loan, made on February 15, 1996 from the Corporation to the Borrowers. The Corporation made the loan evidenced by this Note from proceeds received from the sale of the Corporation's Floating Rate Option Notes, Series 1996A (the "Floating Rate Option Notes"). The Floating Rate Option Notes are secured by a letter of credit issued by Bank One, Kentucky, NA (the "Bank"). The Borrowers and the Bank have entered into a Reimbursement Agreement of even date herewith (the "Reimbursement Agreement") which describes in further detail the transactions underlying this Note. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Reimbursement Agreement.

                2.      INTEREST RATE PROVISIONS.

                a. GENERAL. This Note shall bear interest from time to time according to the interest rate selection (i.e., the Weekly Rate, the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate) made by the Borrowers pursuant to Section 2.07 of the Reimbursement Agreement. All provisions of Section 2.07 of the Reimbursement Agreement applicable to the determination and computation of interest are incorporated herein by reference.

                b. INITIAL AND SUBSEQUENT INTEREST RATES. This Note shall initially bear interest at the Seven Year Rate. Thereafter, this Note shall continue to bear interest at the Seven Year Rate until the Borrowers make a Rate Election as provided in paragraph 2(c) of this Note and Section 2.07 of the Reimbursement Agreement.

                c. RATE ELECTION. Pursuant to the provisions and upon compliance with the procedures set forth in Section 2.07 of the Reimbursement Agreement, the Borrowers shall have the right to make a Rate Election (i.e., an election to continue or change the then current interest rate determination method) for this Note and for an equal principal amount of Floating Rate Option Notes, with each such Rate Election to take place and become effective in accordance with the provisions and procedures set forth in Section 2.07 of the Reimbursement Agreement. The Borrowers understand that (i) no Rate Election to a One Year Rate, a Three Year Rate, a Five Year Rate or a Seven Year Rate will be permitted unless the term of the letter of credit furnished by the Bank will exceed the term of the Rate Period selected, (ii) when this Note bears interest at the One Year Rate, the Three Year Rate, the Five Year Rate or the Seven Year Rate, no Rate Election may be made until the end of the applicable Rate Period and the Borrowers' failure to make a timely Rate Election at the conclusion of the then current Rate Period will be deemed to be a Rate Election to the Weekly Rate, and (iii) no action, consent or notice is required on the part of the Borrowers to continue the Weekly Rate from Rate Period to Rate Period. Also, in connection with the Borrowers' Rate Election, the Borrowers may select more than one interest rate determination method and designate the principal amount of the Floating Rate Option Notes to be affected by each such selection; provided, however, that the Borrowers must designate at least $1,000,000 in principal amount of Floating Rate Option Notes for each interest rate determination method selected. In the event that a Rate Election by the Borrowers results in only a portion of the Floating Rate Option Notes bearing interest at the interest rate determination method selected by the Borrowers because the Remarketing Agent is unable to remarket all of such Floating Rate Option Notes, then, for such time as this condition continues, all references in paragraphs 2, 3 and 4 of this Note to "Floating Rate Option Notes" shall be deemed to mean that principal portion of Floating Rate Option Notes which Bank One Trust Company, NA the ("Trustee") designates as being owed under this Note.

                3. PROGRAM, REMARKETING AND OTHER FEES. The Borrowers shall pay to the Corporation a program fee (the "Program Fee"), rating agency fee, a remarketing fee (the "Remarketing Fee"), and certain remarketing expenses as follows:

                a. PROGRAM FEE. The Borrowers shall pay to the Corporation an annual Program Fee in an amount equal to 0.04% of the outstanding principal amount of this Note. The Program Fee shall be payable in quarterly installments in arrears on each March 1, June 1, September 1 and December 1 commencing March 1, 1996. The Program Fee shall be computed on the basis of (i) a year of 360 days (comprised of twelve 30-day months) for the actual number of days in such quarterly period and (ii) the outstanding principal amount of this Note on the first day of each quarterly installment payment period.

                b. RATING AGENCY FEE. The Borrowers shall pay quarterly on the same dates that Program Fees are payable $1,000 (one-quarter of the annual rating agency fee), divided by (b) the number of borrowers with loans outstanding which correspond to the Floating Rate Option Notes.

                c. WEEKLY RATE AND ONE YEAR RATE REMARKETING FEE. Whenever any portion of this Note bears interest at the Weekly Rate or the One Year Rate, the Borrowers shall pay to the Corporation an annual Remarketing Fee in an amount equal to ten hundredths of one percent (0.10%) of the outstanding principal amount of this Note bearing interest at either the Weekly or One Year Rate. The Weekly Rate and the One Year Rate Remarketing Fee shall be payable in quarterly installments in arrears on each March 1, June 1, September 1, and December 1 commencing March 1, 1996. The Weekly Rate and the One Year Rate Remarketing Fee shall be computed on the basis of (i) a year of 360 days (comprised of twelve 30-day months) for the actual number of days elapsed in such quarterly period and (ii) the outstanding principal amount of this Note on the first day of each quarterly installment payment period bearing interest at either the Weekly or One Year Rate.

        d. RATE ELECTION REMARKETING FEE. Whenever the Borrowers make a Rate Election to the Three Year Rate, the Five Year Rate or the Seven Year Rate and the related Floating Rate Option Notes are remarketed to different holders, the Borrowers shall pay to the Corporation a Remarketing Fee to cover printing and miscellaneous fees and expenses in an amount not to exceed thirty-seven and a half hundredths of one percent (0.375%) of the outstanding principal amount of this Note which relates to Floating Rate Option Notes actually remarketed. The Rate Election Remarketing Fee shall be payable on the applicable Rate Adjustment Date.

        e. REMARKETING EXPENSES. The Borrowers also agree to pay to the Corporation the extraordinary expenses incurred in connection with the remarketing of the Floating Rate Option Notes related to this Note, including without limitation the preparation, amendment, supplementation or replacement of an initial offering or remarketing disclosure document and related materials. Any such fee shall be assessed to the Borrowers as the Trustee shall reasonably determine.

        4. OPTIONAL AND MANDATORY PREPAYMENT. The Borrowers shall have the option to prepay all or any part (equal to an integral multiple of $1,000) of this Note by (i) at least 45 days prior to an Optional Redemption Date, giving written notice of the Borrowers' election to prepay this Note (which notice shall specify the proposed redemption date and the principal amount of this Note to be prepaid) to the Trustee, the Bank and the Remarketing Agent and (ii) at least 15 days prior to the proposed Optional Redemption Date, making a loan prepayment in an amount equal to the optional redemption price; provided, however, the Borrower shall have the option to prepay this Note, with the consent of the Bank, in whole on any Business Day or in part on any Interest Payment Date at the redemption prices (expressed as percentages of the principal amount thereof being prepaid) and at the times set forth in the following table, plus accrued interest to the date fixed for prepayment:

        Redemption Dates Inclusive                   Redemption Price
        --------------------------                   ----------------
        February 1, 2001 through January 31, 2002           101%
        February 1, 2002 and thereafter                     100%

Except as hereinafter provided, this Note is not subject to prepayment prior to February 1, 2001. As used herein the term "Optional Redemption Date" means any date upon which Borrowers are permitted to make a Rate Election. EXCEPT AS OTHERWISE PROVIDED IN

THIS PARAGRAPH 4, BORROWERS SHALL NOT BE PERMITTED TO PREPAY THIS NOTE ON OTHER THAN AN OPTIONAL REDEMPTION DATE. ALL PREPAYMENTS SHALL BE APPLIED TO REMAINING PRINCIPAL AMOUNTS DUE ON THE LATEST SCHEDULED LOAN PAYMENT DATE SET FORTH IN
SCHEDULE I TO THIS PROMISSORY NOTE.

        The principal of this Note is subject to certain supplemental mandatory repayments according to specified variations from the "Reappraisal Maximum LTV Requirement" as set forth in Section 14 of Exhibit C to the Reimbursement Agreement.

        5. PROCEDURE FOR PAYMENTS. All loan and other payments to be made by the Borrowers hereunder in respect of payments of principal of and premium, if any, and interest on this Note shall be made to the Corporation c/o Bank One, Kentucky, NA, 416 West Jefferson Street, Louisville, Kentucky 40202,
Attention: Commercial Loan Operations (or at such other address as the Corporation or Bank may have specified for such purpose in a written notice to the Borrowers). All payments to be made by the Borrowers hereunder in respect of the Program Fee and the Remarketing Fee shall be made to the Corporation at Bank One Trust Company, N.A., Trustee,100 East Broad Street, Columbus, Ohio 43271-0181, Attention: Victoria Pavlick (or at such other address as the Corporation may have specified for such purpose in a written notice to the Borrowers). All payments made by the Borrowers hereunder shall be in immediately available funds and in lawful currency of the United States. All such payments shall be made to the Bank or the Corporation as applicable, by not later than 3:00 p.m., Louisville, Kentucky time, on the date due and any payments received after that time shall be deemed received on the next Business Day. Whenever any payment to be made under this Note shall be due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, with interest continuing to accrue thereon until such payment is made.

        6. INTEREST ON OVERDUE AMOUNTS. The Borrowers agree to pay, on demand, interest on any principal or interest payment, program fee payment, remarketing fee payment or other obligation payable by the Borrowers under this Note or the Reimbursement Agreement which is not paid when due, for the period from and including the date on which payment is due to but not including the date on which payment is made, at the Default Rate of Interest as specified in the Reimbursement Agreement.

        7.      ACCELERATION.

        a. If an Event of Default under the Reimbursement Agreement shall have occurred and the Bank shall have instructed the Trustee to accelerate the Floating Rate Option Notes, the maturity of this Note shall be accelerated and the unpaid principal amount of and accrued interest on this Note shall be immediately due and payable.

        b. If the Bank fails to reinstate the Letter of Credit in accordance with its terms following a draw under the Letter of Credit and the Trustee accelerates the maturity date for the Floating Rate Option Notes, the maturity of this Note shall be accelerated and the unpaid principal amount of and accrued interest on this Note shall be due and payable on the date which is the accelerated maturity date for the Floating Rate Option Notes as specified in a notice of acceleration from the Corporation or the Bank acting on behalf of the Corporation; provided, however, that any annulment of the declaration of acceleration with respect to the Floating Rate Option Notes shall also constitute an annulment of a corresponding declaration with respect to this Note.

                c. In the event that following any optional or mandatory tender of Floating Rate Option Notes the Remarketing Agent is unable for any reason to remarket all of such Floating Rate Option Notes, this Note shall be deemed to have been repaid in an amount equal to that portion of the Floating Rate Option Notes not remarketed which the Trustee designates as being related to this Note. Upon the subsequent remarketing of Floating Rate Option Notes, this Note shall be deemed to have been reinstated in an amount equal to that portion of the Floating Rate Option Notes that have been remarketed which the Trustee designates as being related to this Note. The Trustee shall make its designation by multiplying the outstanding principal amount of this Note by the ratio of (i) the principal amount of Floating Rate Option Notes which have not been remarketed and which bear interest at the Interest Rate Option applicable to this Note, to (ii) the total principal amount of Floating Rate Option Notes that bear interest at the Interest Rate Option applicable to this Note.

                8. MISCELLANEOUS. The obligation of the Borrowers to make the loan payments and other payments required hereunder shall be joint and several and absolute, unconditional and irrevocable and the Borrowers shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever, including without limitation any defense, set-off, recoupment or counterclaim which the Borrowers may have or assert against the Corporation, the Bank, the Remarketing Agent or any other Person.

                This Note may not be amended, supplemented, restated or discharged except by an instrument in writing signed by the Borrowers and the Corporation, and approved in writing by the Bank. No requirement of this Note may be waived at any time except by a writing signed by the Corporation and the Bank, nor shall any waiver be deemed a waiver of any subsequent breach or default by the Borrowers. The Borrowers waive presentment, demand, protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

                9. WAIVER OF JURY TRIAL. THE CORPORATION AND THE BORROWERS EACH HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE CORPORATION AND THE BORROWERS ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWERS AND THE CORPORATION IN CONNECTION WITH THIS NOTE OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE CORPORATION TO MAKE THE LOAN EVIDENCED BY THIS NOTE. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE CORPORATION'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY

CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THE LOAN DOCUMENTS OR ANY OTHER DOCUMENT RELATED HERETO. THIS NOTE HAS BEEN DELIVERED IN LOUISVILLE, KENTUCKY AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF KENTUCKY.

                IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed and delivered by its respective authorized officers, all as of the date hereinbefore written.


                                             BORROWERS:

                                             ARBOR HEALTH CARE COMPANY

                                                 /s/
                                             By:_____________________________


                                             Title:  VP & Treasurer
                                                   __________________________

                                             MARSHALL PROPERTIES, INC.

                                                  /s/
                                             By:_____________________________

                                                      Treasurer
                                             Title:__________________________

                      ASSIGNMENT TO BANK ONE, KENTUCKY, NA

        FOR VALUE RECEIVED, and in consideration of the issuance by Bank One, Kentucky, NA of an irrevocable letter of credit to secure payment of the Floating Rate Option Notes, Series 1996A, hereinafter described, Capital One Funding Corporation (the "Corporation") hereby assigns to Bank One, Kentucky, NA (the "Bank") all of its right, title and interest in the Promissory Note delivered by Arbor Health Care Company, a Delaware corporation, and Marshall Properties, Inc., an Ohio corporation, dated February 15, 1996 in the principal amount of $13,500,000 (the "Series 1996A-2 Note"); provided, however, that the rights of the Corporation to receive the fees and expenses provided for in paragraph 3 of the Note are not assigned; and provided, further, that should the Bank fail to honor any properly submitted drawing request under the Bank's irrevocable, transferable, direct-pay letter of credit delivered to Bank One Trust Company, N.A., as Trustee to secure payment of the Corporation's Floating Rate Option Notes, Series 1996A, then this Assignment shall, without the necessity for any action or notice on the part of the Corporation or any notice or consent on the part of the Bank, immediately be null, void, rescinded and of no further force and effect.

        IN WITNESS WHEREOF, the Corporation and the Bank have caused this Assignment to be duly executed and delivered all as of the 15th day of February, 1996.

                                    CAPITAL ONE FUNDING CORPORATION
                                    AS ASSIGNOR


                                    By: /s/ Tiffany Percival
                                       -------------------------------------

                                    Title: Tiffany Percival, Vice President
                                          ----------------------------------


                                    BANK ONE, KENTUCKY, NA
                                    AS ASSIGNEE


                                    By: /s/ Dennis P. Heishman
                                       -------------------------------------

                                    Title: Senior Vice President
                                          ----------------------------------

                                  SCHEDULE I
                                      TO
                               PROMISSORY NOTE

                         SCHEDULE Of PRINCIPAL PAYMENTS

                  LOAN PAYMENT DATE         AMOUNT
                  -----------------         ------
                   08/01/96              $149,000.00
                   02/01/97               154,000.00
                   08/01/97               160,000.00
                   02/01/98               166,000.00
                   08/01/98               173,000.00
                   02/01/99               179,000.00
                   08/01/99               186,000.00
                  02/01/2000              193,000.00
                  08/01/2000              200,000.00
                  02/01/2001              208,000.00
                  08/01/2001              216,000.00
                  02/01/2002              224,000.00
                  08/01/2002              233,000.00
                  02/01/2003*             242,000.00
                  08/01/2003              250,000.00
                  02/01/2004              261,000.00
                  08/01/2004              270,000.00
                  02/01/2005              280,000.00
                  08/01/2005              292,000.00
                  02/01/2006              302,000.00
                  08/01/2006              314,000.00
                  02/01/2007              326,000.00
                  08/01/2007              338,000.00
                  02/01/2008              351,000.00
                  08/01/2008              364,000.00
                  02/01/2009              379,000.00
                  08/01/2009              392,000.00
                  02/01/2010              408,000.00
                  08/01/2010              423,000.00
                  02/01/2011              440,000.00
                  08/01/2011              456,000.00
                  02/01/2012              473,000.00
                  08/01/2012              492,000.00
                  02/01/2013              510,000.00
                  08/01/2013              529,000.00
                  02/01/2014              550,000.00
                  08/01/2014              571,000.00
                  02/01/2015              592,000.00
                  08/01/2015              616,000.00
                  02/01/2016              638,000.00
                                          ----------
                     TOTAL             13,500,000.00



_______________________

* If the Letter of Credit is not extended as provided in the Reimbursement Agreement, the entire unpaid principal amount will be due and payable on February 1, 2003.